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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.


                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  March 30, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)



                         Silverthorne Production Company
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              Exact name of Registrant as Specified in its Charter



         Colorado                  0-11730                84-0189377
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
      of Incorporation             Number                    Number



                                16053 Via Viajera
                       Rancho Santa Fe, California  92091
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            Address of Principal Executive Offices, Including Zip Code



                                 (619) 759-9123
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               Registrant's Telephone Number, Including Area Code





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ITEM 5.  OTHER EVENTS

    On March 30, 1999, the Company and Pricenet.com, Inc. entered into a Termination and Release Agreement pursuant to which the parties terminated their Reorganization Agreement dated March 11, 1999. As a result of the termination, the 34,000,000 shares which had been issued to Pricenet.com shareholders were returned and cancelled and the officers and directors which were in office before the Pricenet.com transaction were reinstated. The parties released each other from all claims arising from the Reorganization Agreement or any circumstances related thereto.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     SILVERTHORNE PRODUCTION COMPANY



Dated:  May 7, 1999                  By:/s/ David L. Jackson
                                        David L. Jackson, President
                                        Financial Officer